SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) March 1, 1996



                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
 (State or jurisdiction  (Commission       (I.R.S. Employer
of incorporation)           File Number)      Identification No.)


  14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (713) 586-8686

















ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Market Data Corp. ("MDC") a Texas corporation, traded on the National Quotation System under the symbol ("MADA"), Market Data Acquisition Corp. ("MDAC"), a wholly owned subsidiary of MDC, and Renet Financial Corporation ("RENET"), a California corporation, entered into a Plan and Agreement of Merger (the "Plan") on October 25, 1995, to merge RENET with and into MDAC ("the Merger"), with RENET becoming the surviving corporation and wholly-owned subsidiary of MDC, and MDAC ceasing operations. No monetary consideration was exchanged in this merger.

The merger was completed on March 1, 1996, and in accordance with the Plan, (1) each outstanding share of RENET common stock was converted into the right to receive 0.9403555 shares of MDC's common stock; (2) each outstanding share of RENET preferred stock was converted into the right to receive 5.642133 shares of MDC's common stock; (3) each option currently outstanding to purchase shares of RENET common stock was converted into the right to purchase .9403555 shares of MDC's common stock; and (4) RENET became a wholly owned subsidiary of MDC. The shareholders of Renet own 66.25% of the issued and outstanding shares of MDC following the Merger.

As agreed in the merger, the board was increased from three to five members, with three vacancies filed by nominees from RENET.
The new board members are Philip C. LaPuma, David L. LaPuma, and Michael F. Pope. They have beneficial ownership, through shares and options, of 7,064,540 shares of MDC common stock in total.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF THE TRANSACTION

Market Data Corporation ("MDC"), a Texas corporation and Renet Financial Corporation ("RENET"), a California corporation, entered into a Merger Agreement dated October 27, 1995. The Merger Agreement contemplated the merger of Renet with and into Market Data Acquisition Corporation, a wholly owned subsidiary of MDC. As a result of the Merger, completed on March 1, 1996, and in accordance with the terms of the Merger Agreement, (i) each outstanding share of Renet common stock (other than shares held by persons who perfect their rights as dissenting shareholders under California law) was converted into the right to receive 0.9403555 share of MDC's common stock, (ii) each outstanding share of Renet preferred stock (other than shares held by persons who perfect their rights as dissenting shareholders under California law) was converted into the right to receive 5.642133 shares of MDC's common stock, (iii) each option currently outstanding to purchase shares of Renet common stock was converted into the right to purchase
0.9403555 shares of MDC's common stock, and (iv) Renet became a wholly owned subsidiary of MDC.

SOURCE OF FUNDS

No monetary consideration was exchanged in the merger, and the merger has been accounted for as a pooling of interest. MDC issued 11,167,255 shares of its common stock in exchange for all of the outstanding common and preferred shares of RENET. Additionally, MDC issued 3,525,282 options to purchase the common stock of MDC in exchange for outstanding options to purchase the common stock of RENET.

The exchange ratio applicable to the merger was determined through extensive, armslength negotiations between the management of MDC and RENET, which originated in August 1994. The exchange ratio is based upon the respective parties' objective and subjective assessments of the relative value and prospects of RENET and MDC. In this regard, MDC considered, among other factors, the assets, liabilities, revenues, net revenues and relative market share of Renet, and the long and short-term value to the Company to be able to offer the wide range of financial services which are currently being offered by RENET to its customers. In the value assessment of MDC, RENET considered, among other factors, MDC's potential, as a publicly held corporation, to provide greater access to the capital markets than that which had been available to RENET.

MDC engaged McFarland Grossman & Company, Inc., a Houston based investment banking firm, to assist the Company in assessing RENET's value, and in the related negotiations between MDC and RENET. McFarland Grossman & Company, Inc. did not, however, prepare a fairness opinion, or any other written analysis or reports in connection with its services. The boards of MDC and RENET considered internally prepared analysis, both formal and informal.

On February 16, 1996, a fairness hearing was held by the Commissioner of the Department of Corporations, State of California, to determine the fairness of the terms and conditions of the merger. The Commissioner determined at this meeting that the transaction between MDC and RENET to be fair and equitable to all parties involved.


REASONS FOR MERGER

In an effort to enhance shareholder value, the management of MDC commenced an evaluation of privately held companies in the pursuit of locating potential acquisition candidates. On August 8, 1994, MDC engaged the services of McFarland, Grossman & Company, Inc. to assist in the identification of potential merger or acquisition candidates. Through these efforts, RENET was identified as a merger candidate and MDC commenced negotiations for a business combination. The negotiations were terminated by mutual consent on January 18, 1995, and subsequently recommenced in June of 1995.
The management of MDC believes that the Merger will provide an opportunity for the growth and development of MDC and significantly enhance its position in the marketplace, through the expansion of assets, revenues base, employees, and lines of business through the products and financial services that will be offered as a result of the Merger. The combined products and services to be offered include mortgage lending, insurance and financial publishing.

METHOD OF ACCOUNTING

This transaction will be accounted for as a pooling of interests. The recorded assets and liabilities of MDC and RENET will be carried forward to the combined corporation at their recorded amounts. Income of the combined corporation will include income of MDC and RENET for the entire fiscal period in which the combination occurs.

TAX CONSEQUENCES

This transaction will be treated as a non-taxable exchange of stock under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NATURE OF BUSINESS

RENET is a franchisor of financial services to real estate brokerages, builders, developers, financial planners and tax preparers, who want to provide conventional, government and home equity mortgage loans to their clients. Over 175 franchisees and 200 wholesale brokers utilize RENET's mortgage banking operations as a direct lender. RENET's access to approximately 100 additional lenders, and a consumer finance division, to offer a broad range of products. RENET offers VA and FHA loans, and also has direct endorsement and automatic approval of Housing of Urban Development ("HUD") and Veterans Administration ("VA") loans.

MDC markets financial information systems, software and on-line subscriptions of financial data. The financial information systems are sold under a dealer arrangement with Data Broadcasting Corporation ("DBC"), formerly FNN Data Broadcasting. MDC has also secured dealer arrangements with several software companies to market financial information and software analysis.

MDC also develops subscription based daily financial text products that are marketed throughout the financial community and publishes a daily financial information product known as "Wall Street Edge" for Prodigy Services Company. The subscription fees, which range from $20 - $50 per month, are shared between MDC and the respective provider/carrier.


RELATED TRANSACTIONS

After the Fairness Hearing by the State of California, MDC advanced to RENET $35,000 pursuant to a demand note. In connection with the completion of the merger, this note will be treated as an intercompany transaction.
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

To be filed subsequent to the date hereof in accordance with Form
8-K.


ITEM 8.  CHANGE IN FISCAL YEAR

As a result of the merger with Renet, the Board of Directors on March 5, 1996, determined it necessary to change Company's fiscal year end from March 31 to June 30. The new fiscal year end will coincide with Renet's fiscal year end and provide better financial reporting. The Form 10-Q for the quarter ending March 31, 1996, will cover the transition period.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Market Data Corp.
                                      (Registrant)


          3/18/96                     Steven C. Naremore
                                      (Signature)


          3/18/96                     Janice S. Whalen
                                      (Signature)